Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated balance sheet is derived from and combines the historical balance sheets of Fortissimo and Psyop as of June 30, 2008, giving effect to the transactions described in the merger agreement, which are being accounted for as a reverse merger (Psyop will be the accounting acquiror), as if they had occurred on the last day of the period.

The following unaudited pro forma condensed consolidated statement of operations is derived from and combines (i) the historical unaudited statements of operations of Fortissimo and Psyop for the six months ended June 30, 2008 and (ii) the historical audited statements of operations of Fortissimo and Psyop for the fiscal year ended December 31, 2007, giving effect to the transactions described in the merger agreement as if those transactions had occurred on January 1, 2007.

The historical financial information has been adjusted to give pro forma effect to events that are directly attributable to the transaction, are factually supportable and, in the case of the pro forma income statements, have a recurring impact.

The acquisition will be accounted for under the purchase method of accounting, as a reverse merger in which Psyop is the accounting acquiror (a capital transaction in substance). In accordance with paragraph 17 of Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” Fortissimo believes that Psyop is the acquiror for accounting purposes, for the following reasons: (i) Psyop will control the management of Fortissimo, (ii) Psyop will control the board of directors of Fortissimo and (iii) Psyop shareholders are the largest group of shareholders and are likely to vote together although there is no formal voting agreement among them. The assets and liabilities of Fortissimo will be recorded at their historical cost, which is considered to be the equivalent of fair value, with no goodwill recorded and no increment in combined stockholders’ equity.

The unaudited pro forma condensed consolidated balance sheet at June 30, 2008 and unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2008 and for the fiscal year ended December 31, 2007 have been prepared using two different levels of approval of the transaction by the Fortissimo stockholders, as follows:

•	Assuming No Conversions: This presentation assumes that none of the holders of Public Shares exercise their conversion rights; and

•	Assuming Maximum Conversions: This presentation assumes that 19.99% of the holders of Public Shares exercise their conversion rights.

Fortissimo is providing this information to aid you in your analysis of the financial aspects of the transaction. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the financial position or results of operations that may have actually occurred had the transaction taken place on the dates noted, or the future financial position or operating results of the combined company.

Unaudited Pro Forma Condensed Consolidated Balance Sheets as of June 30, 2008

	Psyop	Fortissimo	Pro Forma Adjustments (Assuming No Conversion)		Pro Forma (Assuming No Conversion)	Pro Forma Adjustments (Assuming Maximum Conversion)		Pro Forma (Assuming Maximum Conversion)
ASSETS
Current assets
Cash and cash equivalents	$250,827	$4,508	$27,889,202	(a)		$27,889,202	(a)
			(300,000)	(c1)		(300,000)	(c1)
			(200,000)	(c2)		(200,000)	(c2)
			(4,140,079)	(d)		(4,140,079)	(d)
			(352,350)	(g)		(352,350)	(g)
						(5,248,907)	(f1)
						(326,148)	(f2)
			(3,191,635)	(h)	19,960,473	(3,191,635)	(h)	$14,385,418
Accounts receivable	2,663,329				2,663,329			2,663,329
Cash held in Trust		27,889,202	$(27,889,202)	(a)	0	$(27,889,202)	(a)	0
Income tax receivable		17,844			17,844			17,844
Cost and estimated earnings in excess of billings on uncompleted contracts	454,913				454,913			454,913
Prepaid expenses	303,797	5,825			309,622			309,622
Total current assets	3,672,866	27,917,379			23,406,181			17,831,126
Property and equipment, net	4,705,955				4,705,955			4,705,955
Deferred tax asset		165,136			165,136			165,136
Other assets	48,889				48,889			48,889
Total assets	$8,427,710	$28,082,515			$28,326,161			$22,751,106

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements, which are an integral part of these statements

Unaudited Pro Forma Condensed Consolidated Balance Sheets as of June 30, 2008

	Psyop	Fortissimo	Pro Forma Adjustments (Assuming No Conversion)		Pro Forma (Assuming No Conversion)	Pro Forma Adjustments (Assuming Maximum Conversion)		Pro Forma (Assuming Maximum Conversion)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Bank line of credit	$1,600,000		$(1,600,000)	(h)	$0	$(1,600,000)	(h)	$0
Bank note payable, current portion	53,825		(53,825)	(h)	0	(53,825)	(h)	0
Capital lease obligations, current portion	643,084		(643,084)	(h)	0	(643,084)	(h)	0
Accounts payable and other current liabilities	3,479,307	$830,528			4,309,835			4,309,835
Deferred trust interest income		326,148	(326,148)	(f2)	0	(326,148)	(f2)	0
Deferred underwriting fee		352,350	(352,350)	(g)	0	(352,350)	(g)	0
Billings on uncompleted contracts in excess of costs and estimated earnings	703,199				703,199			703,199
Total current liabilities	6,479,415	1,509,026			5,013,034			5,013,034
Long-term liabilities
Capital lease obligations, less current portion	894,726		(894,726)	(h)	0	(894,726)	(h)	0
Deferred income taxes	42,000				42,000			42,000
Total long-term liabilities	936,726	0			42,000			42,000
Common stock, subject to possible conversion		5,248,907	(5,248,907)	(f1)	0	(5,248,907)	(f1)	0
Stockholders’ equity
Common stock	12,600	587	(587)	(b1)		(587)	(b1)
			(12,600)	(e1)		(12,600)	(e1)
			921	(e3)	921	830	(e3)	830
Class B common stock	1,450		(1,450)	(e2)	0	(1,450)	(e2)	0
Capital in excess of par value (additional paid in capital)	257,950	21,409,192	587	(b1)		587	(b1)
			(85,197)	(b2)		(85,197)	(b2)
			(300,000)	(c1)		(300,000)	(c1)
			(200,000)	(c2)		(200,000)	(c2)
			(4,140,079)	(d)		(4,140,079)	(d)
			12,600	(e1)		12,600	(e1)
			1,450	(e2)		1,450	(e2)
			(921)	(e3)		(830)	(e3)
			5,248,907	(f1)
			326,148	(f2)	22,530,637			16,955,673
Loan receivable, stockholder	(4,880)				(4,880)			(4,880)
Retained earnings	750,756	(85,197)	$85,197	(b2)	750,756	$85,197	(b2)	750,756
Accumulated other comprehensive loss	(6,307)				(6,307)			(6,307)
Total stockholders’ equity	1,011,569	21,324,582			23,271,527			17,696,072
Total liabilities and stockholders’ equity	$8,427,710	$28,082,515			$28,326,161			$22,751,106

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements, which are an integral part of these statements

Unaudited Pro Forma Condensed Consolidated Statements of Operations
for the Six Months Ended June 30, 2008

	Psyop	Fortissimo	Pro Forma Adjustments (Assuming No Conversion)		Pro Forma (Assuming No Conversion)	Pro Forma Adjustments (Assuming Maximum Conversion)		Pro Forma (Assuming Maximum Conversion)
Net sales	$15,923,558	$0			$15,923,558			$15,923,558
Cost of sales	12,830,606	0	$169,034	(k)	12,999,640	$169,034	(k)	12,999,640
Gross profit	3,092,952	0			2,923,918			2,923,918
Operating expenses:
Selling, general and administrative	2,835,955	487,708	(219,629)	(i1)		(219,629)	(i1)
			(358,142)	(i2)	2,745,892	(358,142)	(i2)	2,745,892
Operating income (loss)	256,997	(487,708)			178,026			178,026
Other income (expenses):
Interest income (expenses), net	(66,623)	251,150	68,993	(j1)		68,993	(j1)
			(22,323)	(j2)	231,197	(85,071)	(j2)	168,449
	(66,623)	251,150			231,197			168,449
Income (loss) before income taxes	190,374	(236,558)			409,223			346,475
Income taxes expense	(84,420)	—	(65,524)	(l)	(149,943)	(36,754)	(l)	(121,173)
Net income (loss)	$105,954	$(236,558)			$259,280			$225,302
Earnings per Share - basic					$0.03			$0.03
Earnings per Share - diluted					$0.02			$0.02

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements, which are an integral part of these statements

Unaudited Pro Forma Condensed Consolidated Statements of Operations
for the Year Ended December 31, 2007

	Psyop	Fortissimo	Pro Forma Adjustments (Assuming No Conversion)		Pro Forma (Assuming No Conversion)	Pro Forma Adjustments (Assuming Maximum Conversion)		Pro Forma (Assuming Maximum Conversion)
Net sales	$25,229,589	$0			$25,229,589			$25,229,589
Cost of sales	20,494,903	0	$367,638	(k)	20,862,541	$367,638	(k)	20,862,541
Gross profit	4,804,686	0			4,367,048			4,367,048
Operating expenses:
Selling, general and administrative	3,837,627	820,326	(440,018)	(i)		(440,018)	(i)
			(595,761)	(i)	3,622,174	(595,761)	(i)	3,622,176
Operating income (loss)	967,059	(820,326)			814,874			814,874
Other income (expenses):
Interest income (expenses), net	(39,897)	840,884	61,325	(j1)		61,325	(j1)
			(40,417)	(j2)	821,895	(130,717)	(j2)	731,595
	(39,897)	840,884			821,895			731,595
Income before income taxes	927,162	20,558			1,636,770			1,546,469
Income taxes (expense) benefit	(395,197)	44,474	(245,855)	(l)	(596,578)	(230,174)	(l)	(580,897)
Net income	$531,965	$65,032			$1,040,192			$965,572
Earnings per Share - basic					$0.11			$0.12
Earnings per Share - diluted					$0.10			$0.10

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements, which are an integral part of these statements

NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Additional Consideration & Contingent Consideration

In addition to the purchase price, Psyop shareholders will be entitled to receive (A) additional cash consideration upon the achievement of certain milestones, specifically achieving at least 90% of EBITDA and revenue targets for each of 2008 and 2009, in an aggregate amount of up to $6.0 million and (B) additional shares and cash consideration upon the achievement of certain milestones, which include achieving EBITDA and revenue targets for each of 2008, 2009 and 2010, in an aggregate amount of up to $13.75 million. Since this consideration is contingent, these pro forma financial statements do not include any adjustments to reflect the payment of such contingent consideration. This contingent consideration will be recorded as compensation ratably over the expected periods that the milestones will be achieved if Fortissimo determines it is probable the milestones will be achieved.

In addition, if a majority of the warrants issued in Fortissimo’s initial public offering are exercised prior to their expiration, Psyop's shareholders will be entitled to receive additional payment of shares and cash. Such payments are not reflected in these pro forma financial statements. Should Psyop's shareholders receive these payments, they will be accounted for as dividends.

2. Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet and Pro Forma Condensed Consolidated Statements of Operations

(a)	Release of the funds currently held in trust by Fortissimo to operating cash account upon consummation of the merger.

(b)	Eliminate the common stock (b1) and retained earnings (b2) of Fortissimo since Fortissimo is the accounting acquiree under the purchase method of accounting.

(c)	To reflect an estimated $300,000 in transaction costs to be incurred by Psyop (c1) and $200,000 to be incurred by Fortissimo (c2).

(d)	To reflect the cash portion of the merger consideration payable to the shareholders of Psyop upon consummation of the merger.

(e)
To reflect the elimination of former common stock of Psyop (e1, e2) and the issuance of Fortissimo common stock (e3), in exchange for all outstanding shares of Psyop. For accounting purposes Psyop is the accounting acquiror and therefore all share capital of Fortissimo is to be eliminated. The adjustment includes eliminating the par value of the Fortissimo shares, including shares issued to Psyop shareholders.

(f)
Release of common stock subject to conversion (f1). Assuming no conversion, interest income earned on the funds held in trust would not have been deferred and is recorded as additional paid in capital (f2). Assuming maximum conversion, interest income earned on the funds held in trust would not have been earned.

(g)	To reflect the payment of the deferred underwriting fees, upon the consummation of the business combination.

(h)	Repayment of all loans and capital leases.

NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet and Pro Forma Condensed Consolidated Statements of Operations  - (continued)

(i)	Elimination of transaction related costs. Eliminated transaction related costs are comprised of the following:

	For the Year Ended December 31, 2007		For the Six Months Ended June 30, 2008
Cost	Psyop	Fortissimo	Psyop	Fortissimo
Legal Fees	$203,199	$374,574	$97,621	$259,832
Accounting Fees	$208,421	$—	$85,569	$50,595
Consulting	$28,398	$73,773	$28,000	$—
Due Diligence Investigations	$—	$83,328	$—	$—
Traveling Expenses	$—	$64,086	$4,439	$22,716
Other	$—	$—	$—	$24,999
Total	$440,018	$595,761	$219,629	$358,142

These costs have been eliminated because the pro forma financial statements were prepared under the assumption that the transaction occurred at an earlier time, and therefore, these eliminated costs were incurred at an earlier reporting period and are not expected to have a continuing impact on operations.

(j)
Adjustment of interest income — elimination of Psyop's interest expenses (j1) and to reflect the interest income that would have been earned, had the consummation of the merger occurred at the beginning of reporting period (j2). Upon the consummation of the merger, the cash held in trust would have been used to pay the cash portion of the purchase price to Psyop's shareholders, to pay transaction-related costs and to repay all of Psyop's credit facilities.

(k)
To reflect the agreed upon increase in wages pursuant to the terms of the employment agreements, entered into with key employees, to become effective upon consummation of the merger. Pursuant to the terms of the employment agreements with Psyop’s key employees, most of the executive’s salaries were raised to $225,000 and these salary increases are reflected in the pro forma financials accordingly.

(l)
To reflect the expected tax rates of the merged company. One of the acquired entities was previously an LLC whose tax treatment was different than that of the merged company, the merged company is not able to utilize Psyop's tax loss carry-forwards, and Fortissimo was not previously subject to New York State and New York City taxes. The surviving entity after the merger will be Fortissimo Acquisition Corp., which will conduct business in New York City, New York State and will therefore be required to subject to the following taxes: (1) Federal taxation at the rate of 34%; (2) New York State taxation at the rate of 9.9875%; and (3) New York City tax, computed as 8.85% of the higher of (a) taxable income; and (b) 30% of managers compensation (net of $40,000 statutory exemption). The adjustment is calculated to reflect these tax rates.

NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3. Pro Forma Income Per Share

Pro forma income per share was calculated by dividing pro forma net income by the weighted average number of shares as follows, assuming Fortissimo's initial public offering occurred on January 1, 2007.

	Assuming No Exercise of Conversion Rights	Assuming Maximum Exercise of Conversion Rights
Fortissimo	5,868,334	4,961,788
Psyop	3,337,941	3,337,941
Pro forma weighted average shares — basic	9,206,275	8,299,729
Incremental shares on exercise of warrants	1,165,797	948,661
Pro forma weighted average shares — diluted	10,372,072	9,248,390

4. Other Information

Although not included in any of the foregoing pro forma financial information, management estimates that Fortissimo will incur incremental costs of approximately $700,000 annually associated with Psyop’s being a public company. These costs include legal fees, accounting fees and costs associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002.